UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                                         )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Section 240.14a-12
JANUS INVESTMENT FUND
(Exact Name of Registrant as Specified in Charter)
151 Detroit Street, Denver, Colorado 80206-4805
(Address of Principal Executive Offices)
303-333-3863
(Registrant’s Telephone No., including Area Code)
Stephanie Grauerholz-Lofton — 151 Detroit Street, Denver, Colorado 80206-4805
(Name and Address of Agent for Service)
Payment of Filing Fee (check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.
SEC 1913 (04-05)

Form of
Subject Line: Janus files definitive proxy and begins proxy process for proposed merger of Janus Global Research and Janus Worldwide funds.
On December 19, 2012, Janus filed a definitive proxy statement with the SEC related to the proposed merger of Janus Global Research Fund and Janus Worldwide Fund.
Janus is proposing to merge Janus Global Research Fund into Janus Worldwide Fund and name the merged fund Janus Global Research Fund. If approved, the merged fund will be managed by the Janus Research Team in the same manner as the existing Janus Global Research Fund.
Janus’ proposal to merge the two funds is based largely on similarities of the funds’ investment objectives, strategies and policies, as well as potential expense efficiencies due to the larger combined asset base at the time of the merger. The merged fund would maintain the lower base management fee rate of Janus Worldwide Fund, 0.60%, compared to the Janus Global Research Fund current base management fee rate of 0.64%.
The proxy process will be conducted by Computershare, an independent, third-party firm hired by Janus to solicit votes for the proxy and tabulate results.
Communication Timeline
•	On or about December 26, 2012, Janus Global Research Fund proxy statement, the Janus Worldwide Fund summary prospectus and the prospectus supplement will be mailed to Janus Global Research Fund shareholders of record as of November 30, 2012.

•	On or about December 26, 2012, the Janus Global Research Fund prospectus supplement will be mailed to Janus Global Research Fund shareholders of record after November 30, 2012.

•	March 8, 2013 Janus Global Research Fund shareholder meeting.

•	November 27, 2012, the Janus Worldwide Fund prospectus supplement was mailed to Janus Worldwide Fund shareholders.
If approved, the merger is expected to occur on or about March 15, 2013.
Please contact your Janus Representative with questions. As always, thank you for the trust and confidence you have placed with Janus.
Please consider the charges, risks, expenses and investment objectives carefully before investing. Please see a prospectus or, if available, a summary prospectus containing this and other information. Read it carefully before you invest or send money.
Janus Distributors LLC (12/12)
FOR INSTITUTIONAL INVESTOR USE ONLY / NOT FOR PUBLIC VIEWING OR DISTRIBUTION
C-1212-31467 03-30-2013